UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 OR 15(d)
             of the Securities Exchange Act of 1934

             Date of Report:     September 23, 2005
    (Date of earliest event reported:  September 23, 2005)

                HAVERTY FURNITURE COMPANIES, INC.
     (Exact name of registrant as specified in its charter)
         Maryland            1-14445           58-0281900
      (State or other      (Commission           (I.R.S.
      jurisdiction of     File Number)          Employer
     incorporation or                         Identification
       organization)                                No.)


                      780 Johnson Ferry Road,
                            Suite 800,
                      Atlanta, Georgia 30342
      (Address of principal executive officers) ( Zip Code)
       Telephone number, including area code:   (404) 443-2900


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))




Item 8.01.  Other Events

Haverty Furniture Companies, Inc. (the "Company" or "Havertys") makes available its Corporate Governance Principles, Code of Business Conduct and Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, and Executive Compensation and Employee Benefits Committee Charter on its website at www.havertys.com. This information is also available in print to any stockholder who requests it. Additionally, copies of reports filed with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K may be accessed from the Company's website, free of charge, as soon as reasonably practicable after Havertys electronically files such reports with, or furnishes such reports to, the Securities and Exchange Commission. The electronic availability of certain Havertys corporate governance documents was disclosed in the Company's Proxy Statement for the 2005 annual meeting of stockholders. Electronic availability of the Executive Compensation and Employee Benefits Committee Charter and the hard copy availability of the governance documents were inadvertently not disclosed.

                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            HAVERTY FURNITURE COMPANIES, INC.


September 23, 2005          By: /s/ Jenny Hill Parker
                               ----------------------------
                                   Jenny Hill Parker
                               Vice President, Secretary
                                   and Treasurer